SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.   20549




                            FORM 8-K



                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of

               The Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported)   April 18, 1996


                          DANAHER CORPORATION
          (Exact name of registrant as specified in its charter)


                 DELAWARE             1-8089         59-1995548
     (State or other jurisdiction   (Commission   (IRS  Employer
            of incorporation)   File Number)   Identification No.)


       1250 24th Street, N.W.   Washington, D.C.    20037
       (Address of principal executive offices)   (Zip Code)


     Registrant's telephone number, including area code  202-828-0850



          (Former name or former address, if changed since last report.)


Item 5.   Other Events

          Danaher Corporation made the following press release on April 18, 1996:

                WASHINGTON, DC., April 18, 1996 -- Danaher Corporation (NYSE:DHR) announced today that Acme-Cleveland Corporation (NYSE:AMT) has agreed to permit Danaher to participate in the Company's process for the exploration of strategic alternatives to optimize shareholder value, including a possible sale of the company, and that Acme-Cleveland will provide Danaher with substantially the same information it is providing to others. Danaher also said that it signed a confidentiality agreement in which it agreed not to alter any of the material terms of its pending tender offer for Acme-Cleveland shares (other than to terminate or extend such offer) prior to June 30, 1996.
          Danaher also announced that it and Acme-Cleveland have agreed to seek to adjourn the pending injunction hearing regarding the Ohio Control Share Acquisition Law and to adjourn the Special Meeting of Acme-Cleveland shareholders scheduled for April 25, 1996 under such law.

          Danaher Corporation is a leading manufacturer of Tools and Components, and Process/Environmental Controls.



                           SIGNATURES

          Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              DANAHER CORPORATION



                              By:  /s/ C. Scott Brannan
                                   C. Scott Brannan
                                   Vice President and Controller